Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in Part B of Fidelity Hanover Street Trust: Fidelity Emerging Markets Debt Central Fund, which is included in Amendment No. 48 to the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts October 4, 2011